UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2009

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
 (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On October 8, 2009, the Company issued a press release entitled “Rancher Energy Corp. Announces New Board of Directors and Election of New Officers.”  The press release is included as Exhibit 99.1 in this Report.

In the press release, Rancher Energy Corp. (the “Company”) announces the election of six new directors at the Company’s Annual Meeting of Stockholders held on September 30, 2009: A. L. Sid Overton, Andrei Stytsenko, Silvia Soltan, Vladimir Vaskevich, Mathijs van Houweninge and Jeffrey B. Bennett, the election of A.L. Sid Overton as Chairman of the Board, the termination on October 1, 2009 of John H. Works as the Company’s President, Chief Executive Office, Chief Financial Officer, Secretary and Treasurer, and the election on October 2, 2009 of Jon C. Nicolaysen as President and Chief Executive Officer of the Company and Mathijs van Houweninge as the Company’s Treasurer and Secretary.

Biographical information of the elected directors and officers is included in Exhibit 99.1 of this Report.

On October 3, 2009, the Company filed a Current Report on Form 8K with the Securities and Exchange Commission (SEC) regarding the appointment of the new officers and directors.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

Exhibit Number

Exhibit 99.1	Press release dated October 8, 2009 of Rancher Energy Corp. entitled “Rancher Energy Corp. Announces New Board of Directors and Election of New Officers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ Jon C. Nicolaysen
Name:	Jon C. Nicolaysen
Title:	Chief Executive Officer

Dated:    October 8, 2009

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	October 8, 2009 Press Release entitled “Rancher Energy Corp. Announces New Board of Directors and New Officers.”